Exhibit (j) under Form N-1A
                                                Exhibit 23 under Item 601/Reg SK




                          INDEPENDENT AUDITORS' CONSENT

To the Directors of Investment Series Funds, Inc. and the Shareholders of Federated Bond Fund:

We consent to the use in Post-Effective Amendment No. 19 to Registration Statement 33-48847 of Federated Bond Fund of our report dated December 17, 1999 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" in such Prospectus.


/s/   DELOITTE & TOUCHE LLP

Boston, Massachusetts
December 28, 1999